CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Preliminary Combined Prospectus/Proxy Statement included in this registration statement (Form N-14) of the Wilmington Funds, the caption “Financial Highlights” in the Prospectus of the Wilmington Funds dated August 31, 2014, incorporated by reference in this Registration Statement, and the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Wilmington Funds dated August 31, 2014, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report on the Wilmington Municipal Bond Fund, Wilmington Maryland Municipal Bond Fund, Wilmington Short-Term Corporate Bond Fund and Wilmington Short-Duration Government Bond Fund (four series of the Wilmington Funds), dated June 28, 2014, included in the 2014 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

October 22, 2014